UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 23, 2006

SCICLONE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer)
incorporation)		Identification No.)

901 Mariner’s Island Blvd., Suite 205
San Mateo, California 94404
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
650-358-3456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Compensation Committee of the Board of Directors (the “Committee”) of SciClone Pharmaceuticals, Inc. (the “Company”) has approved a $100,000 bonus for fiscal year 2005 for Richard A. Waldron, the Company’s Chief Financial Officer and Secretary, and a $6,386 increase in Mr. Waldron’s annual salary, from $319,300 for fiscal year 2005 to $325,686 for fiscal year 2006, beginning as of January 1, 2006. In addition, the Committee has granted to Mr. Waldron an option to purchase up to 50,000 shares of the Company’s Common Stock.

The Committee also has approved a $70,000 bonus for fiscal year 2005 for Alfred R. Rudolph, M.D., the Company’s Chief Operating Officer, and a $6,901 increase in Dr. Rudolph’s annual salary, from $345,050 for fiscal year 2005 to $351,951 for fiscal year 2006, beginning as of January 1, 2006. In addition, the Committee has granted to Dr. Rudolph an option to purchase up to 25,000 shares of the Company’s Common Stock.

The Committee also has approved a $100,000 bonus for fiscal year 2005 for Hans P. Schmid, the Managing Director of the Company's wholly-owned subsidiary SciClone Pharmaceuticals International, Ltd. ("SPIL"), and a $9,400 increase in Mr. Schmid’s annual salary, from $268,570 for fiscal year 2005 to $277,970 for fiscal year 2006, beginning as of January 1, 2006. In addition, the Committee has granted to Mr. Schmid an option to purchase up to 60,000 shares of the Company’s Common Stock.

      In compliance with the previously-disclosed Employment Agreement between the Company and Ira Lawrence, M.D., the Company's Chief Executive Officer, the Committee also has approved a $100,000 bonus for fiscal year 2005 for Dr. Lawrence. In compliance with such Employment Agreement, the Committee has agreed that Dr. Lawrence's annual salary for fiscal year 2006 shall remain $400,000, subject to adjustment during fiscal year 2006 as described in the Employment Agreement.

Each stock option described above was granted under the Company’s 2005 Equity Incentive Plan (the “Plan”), pursuant to an option agreement substantially in the form used under the Plan.  The exercise price per share of each such stock option was $2.34, the closing sale price of the Company’s Common Stock on the NASDAQ National Market at the close of business on February 23, 2006 (the “Grant Date”).  Each such option will vest as follows: 25% of the shares subject to each such option will vest one year from the Grant Date, and 2.0833% will vest monthly thereafter, provided that the respective optionee continues to be employed by the Company.

The Committee’s approval of the above-listed actions became effective as of February 23, 2006.

Also, on February 24, 2006, SPIL and Mr. Schmid entered into an amendment (the “Amendment”) to Mr. Schmid’s offer letter dated May 21, 2001. A copy of the Amendment, which includes the original offer letter as an exhibit thereto, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. Pursuant to the Amendment, in the event of an Involuntary Termination (as defined in Mr. Schmid’s original offer letter) and subject to certain limitations, Mr. Schmid will be entitled to receive a severance equal to 12 months of his then-current base salary, rather than 6 months as set forth in the original offer letter.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Description
________________

99.1
Amendment to Offer Letter dated as of February 24, 2006 by and between SciClone Pharmaceuticals International, Ltd. and Hans P. Schmid, including offer letter dated May 21, 2001 between SciClone Pharmaceuticals International, Ltd. and Hans P. Schmid as Exhibit A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2006	SCICLONE PHARMACEUTICALS, INC.

	By:	/s/	Richard A. Waldron
Richard A. Waldron
Chief Financial Officer